EXHIBIT 23.1

Consent of Independent Auditor
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204568) of Shopify Inc. of our report dated February 16, 2016 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

Chartered Professional Accountants, Licensed Public Accountants
Ottawa, Ontario, Canada
February 16, 2016